UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018 (June 23, 2018)

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (404) 504-9828

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 23, 2018, Gray Television, Inc., a Georgia corporation (the “Company” or “Gray”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Raycom Media, Inc., a Delaware corporation (“Raycom”), East Future Group, Inc., a Delaware corporation and wholly owned subsidiary of Gray (“Merger Sub”), and Tara Advisors, LLC, a Delaware limited liability company, solely as representative of Raycom stockholders (the “Stockholders’ Representative”), pursuant to which Merger Sub will merge with and into Raycom (the “Merger”), with Raycom surviving the Merger as a direct wholly owned subsidiary of Gray.

Upon consummation of the Merger, all outstanding shares of Raycom capital stock, and options and warrants to purchase Raycom capital stock, will be cancelled in exchange for aggregate consideration consisting of (i) 11,500,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), (ii) $2.85 billion in cash (subject to certain adjustments as set forth in the Merger Agreement) (the “Cash Merger Consideration”) and (iii) 650,000 shares of a new series of perpetual preferred stock of the Company, with a stated face value of $1,000 per share (the “New Preferred Stock”).

Gray has agreed to file a registration statement, following the effective time of the Merger (the “Effective Time”), covering the resale of the shares of the Common Stock issuable in the Merger.

Shares of the New Preferred Stock will be issuable to holders of warrants to purchase shares of Raycom capital stock outstanding immediately prior to the Effective Time. The New Preferred Stock will accrue dividends at 8% per annum payable in cash or 8.5% per annum payable in the form of additional New Preferred Stock, at the election of Gray. The holders of the New Preferred Stock will not be entitled to vote on any matter submitted to the stockholders of the Company for a vote, except as required by Georgia law. Upon a liquidation of the Company, holders of the New Preferred Stock will be entitled to receive a liquidation preference equal to $1,000 per share plus all accrued and unpaid dividends.

Upon the consummation of the Merger, Gray will increase the size of its board of directors from nine to eleven members and Donald P. “Pat” LaPlatney, Raycom’s current President and CEO, and Paul H. McTear, Raycom’s former President and CEO, both of whom are currently directors of Raycom, will join Gray’s Board of Directors. Also at that time, Hilton H. Howell, Jr., Gray’s President and Chief Executive Officer, will become Gray’s Executive Chairman and Co-Chief Executive Officer, and Mr. LaPlatney will become Gray’s President and Co-Chief Executive Officer.

Pursuant to the Merger Agreement, Raycom has agreed, among other things, (i) not to solicit, initiate or knowingly encourage alternative acquisition proposals from third parties and (ii) not to engage in any discussions or negotiations with any third parties regarding alternative acquisition proposals.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. A portion of the aggregate consideration payable in the Merger will be held in escrow to secure the indemnification obligations of Raycom securityholders. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Raycom to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of Gray.

The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Merger, and (iii) the receipt of certain customary third-party consents.

Raycom has delivered to Gray a written consent, signed by the requisite number of Raycom stockholders, adopting the Merger Agreement and approving the transactions contemplated thereby.

Either party may terminate the Merger Agreement if the Merger is not consummated on or before June 30, 2019, with an automatic extension to September 30, 2019 if necessary to obtain regulatory approval under the circumstances specified in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Gray or Raycom. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Letters provided by each of Gray and Raycom to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Gray and Raycom rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Gray or Raycom.

Debt Commitment

On June 23 , 2018, Gray entered into a financing commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“Wells”) pursuant to which Wells has committed to provide the debt financing for a portion of the purchase price to be paid to complete the Merger and the refinancing of certain existing indebtedness of Raycom, with an incremental term loan facility in an aggregate principal amount of $2.525 billion (the “Term Loan”). The Commitment Letter contains conditions to funding of the debt financing customary for commitments of this type. The Term Loan will be secured on a pari passu basis with the other obligations of the Company and its subsidiaries under the Company’s Third Amended and Restated Credit Agreement, dated as of February 7, 2017, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto, as subsequently amended. Various economic terms of the debt financing are subject to change in the process of syndication.

Item 3.02 Unregistered Sales of Equity Securities.

As consideration for the Merger as described under Item 1.01 above and incorporated by reference into this Item 3.02, Gray has agreed to issue an aggregate of 11,500,000 shares of Common Stock and 650,000 shares of New Preferred Stock to certain securityholders of Raycom.

Gray intends to issue the shares of the Common Stock and the New Preferred Stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 promulgated under the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure.

On June 25, 2018, Gray issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 25, 2018, Gray intends to host a conference call, and thereafter, to meet with and make presentations with analysts, investors and other interested parties to discuss the Merger. A copy of the slide presentation to accompany that call and those presentations is attached hereto as Exhibit 99.2 as is incorporated herein by reference.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger made and entered into as of June 23, 2018, by and among Gray Television, Inc., East Future Group Inc., Raycom Media, Inc. and Tara Advisors, LLC, solely in its capacity as the Stockholders’ Representative

99.1	Press release, dated June 25, 2018

99.2	Investor Presentation

Forward Looking Statements

This Current Report on Form 8-K contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Raycom, on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: June 25, 2018	By:	/s/ James C. Ryan
James C. Ryan Executive Vice President and Chief Financial Officer